Exhibit 99.1

For immediate release

CONTACT:

Brian Grimes, Coast Bank, 941.345.1476

COAST FINANCIAL HOLDINGS, INC. PROVIDES ADDITIONAL INFORMATION REGARDING CONSTRUCTION-TO-PERMANENT RESIDENTIAL LOAN PORTFOLIO

BRADENTON, FL – (January 26, 2007) – Officials of Coast Financial Holdings, Inc. (Nasdaq: CFHI), parent company of Coast Bank of Florida, today provided detailed information regarding the Bank’s construction-to-permanent residential loan portfolio, which has been discussed in the Form 8-K filed with the Securities and Exchange Commission on January 19, 2007 and the press release dated January 22, 2007.

“We think this information will be useful to our shareholders and customers,” said Brian Grimes, President and CEO. “Although we are still reviewing these loans in order to finalize our estimate of any resultant financial impact, we are confident that we can work through these problems and remain a strong institution.”

Grimes said, “A careful analysis of the portfolio of 482 loans under review shows that 154 loans were made on homes which are now more than 90% complete, 112 loans are on homes which are between 10% to 90% complete and the remaining 216 loans are on lots where there has been no construction activity. All of the loans are secured by property located in Charlotte, Sarasota and Pinellas counties.

“For those loans that are secured by lots with no construction activity, the Bank has received inquiries from many customers about converting their current loan to a term loan with 3-to-5 year maturities. This would allow the borrower to secure ownership of the property without the need to commence any construction activities. The Bank expects that most, if not all, of these loans will not proceed with any construction activity under the terms of the current construction loan agreements,” Grimes said. “This would have the effect of reducing Coast Bank’s total contractual loan commitments from approximately $110 million to approximately $ 77 million and the amounts to be disbursed in the future from approximately $44 million to approximately $11 million .”

“For those loans that are on homes which are more than 90% complete, in most cases, there are funds available in the associated loans-in-process account to pay for remaining items such as impact fees, landscaping, etc. For these loans, the Bank has informed those customers who have inquired that it would be willing to finance the shortfall that may exist between the remaining funds and the total required in order to secure a certificate of occupancy.

“For the 112 loans that are on homes that are 10%-to-90% complete, the Bank will be contacting the borrowers to determine how they would like to proceed under the terms of the applicable agreements,” Grimes said.

James Toomey, Chairman of the Board of Coast Bank, said “We would like to reiterate to our shareholders and customers that we are focusing all of our efforts on resolving this situation. We were encouraged to learn that the majority of the loans in question were on properties that were either very close to completion or that have had no construction activity. We feel that in both these scenarios, a resolution which will be acceptable to both the loan customer and Coast Bank is readily attainable.”

About the Company

Coast Financial Holdings, Inc. through its banking subsidiary, Coast Bank of Florida (www.coastfl.com), operates 20 full-service banking locations in Manatee, Pinellas, Hillsborough and Pasco counties, Florida. Coast Bank of Florida is a commercial bank that provides full-service banking operations to its customers from its headquarters location and from branch offices in Bradenton, Palmetto, Longboat Key, Seminole, Dunedin, Clearwater, Kenneth City, Brandon, St. Petersburg, Lutz, Largo and Pinellas Park.

This press release and other statements to be made by the Company contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, including but not limited to statements relating to projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies, and objectives for future operations, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry, or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and conditional verbs such as “may,” “could,” and “would,” and other similar expressions or verbs. Such forward-looking statements reflect management’s current expectations, beliefs, estimates, and projections regarding the Company, its industry and future events, and are based upon certain assumptions made by management. These forward-looking statements are not guarantees of future performance and necessarily are subject to risks, uncertainties, and other factors (many of which are outside the control of the Company) that could cause actual results to differ materially from those anticipated. These risks, uncertainties, and other factors include, among others: changes in general economic or business conditions, either nationally or in the State of Florida, changes in the interest rate environment, the Company’s ability to successfully open and operate new branches and collect on delinquent loans, changes in the regulatory environment, and other risks described in the Company’s Form 10-K for the fiscal year ended December 31, 2005, the Company’s Form 10-Q for the quarter ended September 30, 2006, and as described from time to time by the Company in other reports filed by it with the Securities and Exchange Commission. Any forward-looking statement speaks only to the date on which the statement is made, and the Company disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. If the Company does update any forward-looking statements, no inference should be drawn that the Company will make additional updates with respect to that statement or any other forward-looking statements.

Contacts:

Brian F. Grimes, President and CEO

bgrimes@coastfl.com

877-COASTFL